As filed with the Securities and Exchange Commission on July 7, 1995. Registration No. 33-_____


                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                       Form S-8

                                REGISTRATION STATEMENT
                                         UNDER
                              THE SECURITIES ACT OF 1933


                          ALEXANDER & ALEXANDER SERVICES INC.
                (Exact name of registrant as specified in its charter)

MARYLAND                                    52-0969822
(State or other jurisdiction or     (I.R.S. Employer Identification No.)
incorporation or organization)

                1185 Avenue of the Americas, New York, New York  10036
                (Address of Principal Executive Offices)    (Zip Code)

                          ALEXANDER & ALEXANDER SERVICES INC.
                             1995 LONG-TERM INCENTIVE PLAN
                               (Full title of the plan)

                             ALBERT A. SKWIERTZ, JR., ESQ.
                          Vice President and General Counsel
                          Alexander & Alexander Services Inc.
                              1185 Avenue of the Americas
                               New York, New York  10036
(212) 840-8500
(Name, address, telephone number, including area code, of agent for service)

                               CALCULATION OF REGISTRATION FEE

Title of            Proposed      Proposed
Securities to       Amount        Maximum        Maximum         Amount of
Be Registered:      to be         Offering Price Aggregate       Registration
Common Stock        Registered:   Per Share (2): Offering Price: Fee:
($1.00 Par Value)(1)4,700,000 shs.$23.69        $111,343,000     $38,395


(1)Includes the preferred share purchase rights associated with the Common
Stock.

(2)Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h). The proposed maximum offering price per share is based upon the average of the high and low prices for the stock on the New York Stock Exchange on July 3, 1995.
PART I.       INFORMATION REQUIRED IN THE
              SECTION 10(a) PROSPECTUS

              The information required by Part I is
included in documents that will be sent or given to participants in the Alexander & Alexander Services Inc.
1995 Long-Term Incentive Plan, (the "1995 Plan") pursuant to Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission
(the "Commission") either as part of this Registration
Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II.      INFORMATION REQUIRED IN THE
              REGISTRATION STATEMENT

       Item 3.Incorporation of Documents by
              Reference.

              Incorporated by reference in this
Registration Statement are the following documents heretofore filed by Alexander & Alexander Services Inc.
(the "Company") with the Securities and Exchange
Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended
(the "Exchange Act"):

              (a)    The Company's latest annual
                     report filed pursuant to
                     Sections 13(a) or 15(d) of the
                     Exchange Act;

              (b)    All other reports filed
                     pursuant to Section 13 or
                     15(d) of the Securities
                     Exchange Act of 1934 since
                     the end of the last fiscal year
                     for which financial statements
                     were included in the report
                     referred to in (a) above; and

              (c)    The description of the
                     Company's Common Stock,
                     $1.00 par value and the
                     description of the Rights to
                     Purchase Series A Junior
                     Participating Preferred Stock,
                     $1.00 par value, each
                     contained in a registration
                     statement filed under the
                     Exchange Act, and any
                     amendment or report filed for
                     the purpose of updating such
                     description.

              All documents filed by the Company
pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

       Item 4.Description of Securities.

              Not Applicable.

       Item 5.Interests of Named Experts and
              Counsel.

              Albert A. Skwiertz, Jr., Esq., whose
opinion with respect to the validity of the securities being registered is an exhibit to this Registration Statement, is Vice President and General Counsel of the Company.
Mr. Skwiertz will be a participant in the 1995 Plan.
Mr. Skwiertz owns no shares directly or indirectly of the Company's Common Stock and holds options for 28,500 shares of Common Stock. In addition, 1,342 shares of Common Stock are attributed to Mr. Skwiertz's account under the Thrift Plan.

       Item 6.Indemnification of Directors and
              Officers.

              Section 2-418 of the Maryland General
Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty; (ii) actually received an improper personal benefit in money, property or services; or (iii) in the case of a criminal proceeding had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct.
Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

              The Company's Bylaws provide for
indemnification of any person who is serving or has served as a director or officer of the Company, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

              The Company currently maintains
policies of insurance under which the Company and the directors and officers of the Company are insured, within the limits of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which directors and officers of the Company are parties by reason of being or having been such directors or officers.

       Item 7.Exemption from Registration Claimed.

              Not Applicable.

       Item 8.Exhibits.

              Exhibit
              Number        Exhibit Title

              4.1           Amended and
                            Restated Articles of
                            Incorporation of the
                            Company
                            (incorporated herein
                            by reference to the
                            Company's Annual
                            Report on Form 10-K
                            for the year ended
                            December 31, 1991).

              4.2           Articles of
                            Amendment, dated
                            July 15, 1994, to the
                            Articles of
                            Incorporation of the
                            Company
                            (incorporated herein
                            by reference to the
                            Company's Report on
                            Form 10-Q for the
                            quarter ended June
                            30, 1994).

              4.3           Articles
                            Supplementary of the
                            Company, dated
                            March 18, 1993
                            relating to the $3.625
                            Series A Convertible
                            Preferred Stock
                            (incorporated herein
                            by reference to the
                            Company's Annual
                            Report on Form 10-K
                            for the year ended
                            December 31, 1992).

              4.4           Articles
                            Supplementary of the
                            Company, dated July
                            15, 1994 relating to
                            the 8% Series B
                            Cumulative
                            Convertible Preferred
                            Stock (incorporated
                            herein by reference
                            to the Company's
                            Report on Form 10-Q
                            for the quarter ended
                            June 30, 1994).

              4.5           Articles
                            Supplementary of the
                            Company, dated July
                            15, 1994 relating to
                            the Series A Junior
                            Participating
                            Preferred Stock
                            (incorporated herein
                            by reference to the
                            Company's Report on
                            Form 10-Q for the
                            quarter ended June
                            30, 1994).

              4.6           Amended and
                            Restated Bylaws of
                            the Company, dated
                            as of January 14,
                            1994 (incorporated
                            herein by reference
                            to the Company's
                            Annual Report on
                            Form 10-K for the
                            year ended December
                            31, 1993).

              4.7           Amendment No. 1 to
                            By-Laws of the
                            Company, dated
                            March 21, 1995
                            (incorporated  herein
                            by reference to the
                            Company's Annual
                            Report on Form 10-K
                            for the year ended
                            December 31, 1994).

              4.8           Rights Agreement
                            dated as of June 11,
                            1987, amended and
                            restated as of March
                            27, 1990, between
                            the Company and
                            First Chicago Trust
                            Company of New
                            York, formerly
                            Morgan Shareholder
                            Services Trust
                            Company, as Rights
                            Agent (incorporated
                            herein by reference
                            to the Company's
                            Registration
                            Statement on Form 8
                            filed with the
                            Commission on June
                            19, 1987, as
                            amended by
                            Amendment No. 1 on
                            Form 8 filed on
                            March 28, 1990.
                            Amendment No. 2 on
                            Form 8-A filed on
                            April 23, 1992,
                            Amendment No. 3 on
                            Form 8-A/A filed on
                            December 1, 1993
                            and Amendment No.
                            4 on Form 8-A/A
                            filed on July
                            15, 1994).

              4.9           Form of Trust
                            Agreement dated as
                            of June 11, 1987,
                            amended and restated
                            as of March 28,
                            1990, between the
                            Company and
                            Montreal Trust
                            Company of Canada,
                            as successor to The
                            Canada Trust
                            Company
                            (incorporated herein
                            by reference to
                            Registration
                            Statement on Form 8-
                            A filed with the
                            Commission on June
                            19, 1987 as amended
                            by Amendment No. 1
                            on Form 8 filed on
                            March 28, 1990).

              4.10          Alexander &
                            Alexander Services
                            Inc. 1995 Long-Term
                            Incentive Plan,
                            effective as of May
                            18, 1995.

              4.11          Alexander &
                            Alexander Services
                            Inc. Performance
                            Bonus Plan for
                            Executive Officers,
                            effective as of
                            January 1, 1995.

              4.12          Form of Limited
                            Stock Appreciation
                            Rights Agreement.

              4.13          Form of Restricted
                            Stock Award
                            Agreement.

              4.14          Form of Stock
                            Option Award
                            Agreement.

              5.1           Opinion of Albert A.
                            Skwiertz, Jr., Esq.,
                            Vice President and
                            General Counsel of
                            the Company, as to
                            the legality of the
                            securities registered
                            hereunder.

              23.1          Independent
                            Auditors' Consent.

              23.2          Consent of Albert A.
                            Skwiertz, Jr., Esq.,
                            Vice President and
                            General Counsel of
                            the Company
                            (incorporated by
                            reference to
                            Exhibit 5).

              24.1          Power of Attorney is
                            included in the
                            Signature Page
                            contained in Part II
                            of this Registration
                            Statement.

       Item 9.Undertakings.

              (a)    The undersigned registrant
hereby undertakes:

                     (1)    That, for the purpose
of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (2)    To remove from
registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b)    The undersigned registrant
hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934
(and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c)    Insofar as indemnification for
liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of July, 1995.

                                   ALEXANDER & ALEXANDER SERVICES INC.



                                   By:  /s/ Frank G. Zarb
                                   Frank G. Zarb, Chairman of the Board,
                                   Chief Executive
                                   Officer, President and Director



                                   POWER OF ATTORNEY


              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank G. Zarb and Albert A. Skwiertz, Jr., and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting singly, full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                          Date


/s/ Frank G. Zarb                Chairman of the Board,      July 7, 1995
Frank G. Zarb                    Chief Executive Officer,
                                 President and Director
                                 (Principal Executive Officer)


/s/ Edward F. Kosnik             Director, Executive Vice    July 7, 1995
Edward F. Kosnik                 President and Chief Financial
                                 Officer (Principal Financial
                                 Officer)


/s/ Richard P. Sneeder, Jr.      Controller (Principal        July 7, 1995
Richard P. Sneeder, Jr.          Accounting Officer)


[SIGNATURES CONTINUED]

[SIGNATURES CONTINUED]



/s/ Robert E. Boni                Director                  July 7, 1995
Robert E. Boni


/s/ W. Peter Cooke                Director                  July 7, 1995
W. Peter Cooke


/s/ E. Gerald Corrigan            Director                  July 7, 1995
E. Gerald Corrigan


/s/ Joseph L. Dionne              Director                  July 7, 1995
Joseph L. Dionne


/s/ Gerald R. Ford                Director                  July 7, 1995
Gerald R. Ford


/s/ Peter C. Godsoe               Director                  July 7, 1995
Peter C. Godsoe


/s/ Angus M.M. Grossart           Director                  July 7, 1995
Angus M.M. Grossart


/s/ Maurice H. Hartigan II        Director                  July 7, 1995
Maurice H. Hartigan II


/s/ James Bickford Hurlock        Director                  July 7, 1995
James Bickford Hurlock


/s/ Ronald A. Iles                Director                  July 7, 1995
Ronald A. Iles


                                  Director
Vincent R. McLean


/s/ James D. Robinson III         Director                  July 7, 1995
James D. Robinson III

                                     EXHIBIT INDEX


                                                              Page Number in
Regulation S-K                                                Sequentially
Numbered
Exhibit Number                 Description of Document         Copy



Exhibit 4.10 Alexander & Alexander Services Inc. 1995 Long-Term Incentive Plan, effective as of May 18, 1995

Exhibit 4.11              Alexander & Alexander Services Inc.
                          Performance Bonus Plan for Executive
                          Officers, effective as of January 1, 1995

Exhibit 4.12              Form of Limited Stock Appreciation Rights
                          Agreement

Exhibit 4.13              Form of Restricted Stock Award Agreement

Exhibit 4.14              Form of Stock Option Award Agreement

Exhibit 5.1 Opinion of Albert A. Skwiertz, Jr., Esq., Vice President and General Counsel of the Company, as to the legality of the securities to be registered

Exhibit 23.1              Independent Auditors' Consent

Exhibit 23.2              Consent of Albert A. Skwiertz, Jr., Esq.
                          (included in Exhibit 5.1)













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